Exhibit 99.2

CPI Card Group Announces $20 Million Stock Repurchase Program

Littleton, Colo. (May 11, 2016) — CPI Card Group (Nasdaq: PMTS, TSX: PNT) (“CPI Card Group” or the “Company”), a global leader in financial and EMV® chip card production and related services, today announced that its Board of Directors (the “Board”) has approved a stock repurchase program that authorizes repurchases of $20 million of its common stock, up to a maximum of 2,827,105 common shares of the Company over the next twelve months.

Under the stock repurchase program, the Company may repurchase its common stock from time to time, in amounts, and at such times as the Company deems appropriate, subject to market conditions and other considerations. In accordance with applicable laws, the Company will acquire the common stock at market price on the date of the acquisition.  The Company’s repurchases may be executed using open market purchases, privately negotiated transactions, accelerated share repurchase programs or other transactions, any of which may be enacted immediately following the Board’s approval of the stock repurchase program. The Company intends to fund repurchases under the stock repurchase program from cash on hand and available borrowings under its existing credit facility, as necessary.

The repurchase program will commence on or after May 17, 2016 and will expire on or before May 16, 2017.  The Company is not obligated to purchase any specific number of shares under its stock repurchase program, and the stock repurchase program may be suspended or discontinued at any time without prior notice.

About CPI Card Group

CPI Card Group is a leading provider in payment card production and related services, offering a single source for financial and prepaid debit cards including EMV chip, personalization, instant issuance, fulfillment and mobile payment services. With more than 20 years of experience in the payments market and as a trusted partner to financial institutions, CPI’s solid reputation of product consistency, quality and outstanding customer service supports our position as a leader in the market. Serving our customers from ten locations throughout the United States, Canada and the United Kingdom, we have the largest network of high security facilities in North America, each of which is certified by one or more of the payment card brands: Visa, MasterCard, American Express, Discover and Interac in Canada. Learn more at www.cpicardgroup.com.

Forward-Looking Statements

Statements in this press release that are not statements of historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements may be identified by terms such as statements about our plans, objectives, expectations, assumptions or future events. The words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “continue” and other similar expressions are intended to identify forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. These risks and uncertainties include, among others: material breaches in the security of our systems; market acceptance of

EMV® is a registered trademark or trademark of EMVCo LLC in the United States and other countries.

developing technologies that make Financial Payment Cards less relevant; a slower or less widespread adoption of EMV and Dual-Interface EMV technology than we anticipate; difficulties in our production processes; defects in our software; our failure to operate our business in accordance with the PCI security standards or other industry standards such as Payment Card Brand certification standards; extension of card expiration cycles; a decline in U.S. and global market and economic conditions; failure to identify, attract and retain new customers or a failure to maintain our relationships with our major customers; our substantial indebtedness; infringement on our intellectual property rights, or claims that our technology is infringing on third-party intellectual property; failure to meet our customers’ demands in a timely manner; competition and/or price erosion in the payment card industry; costs relating to product defects and product liability and warranty claims; our dependence on licensing arrangements; inability to renew leases for our facilities; interruptions in our IT systems or production capabilities; the restrictive terms of our credit facility and covenants of future agreements governing indebtedness; non-compliance with, and changes in, laws in foreign jurisdictions in which we operate and sell our products; challenges related to our acquisition strategy; our dependence on specialized equipment from third party suppliers; and other risk factors or uncertainties identified from time to time in our filings with the Securities and Exchange Commission (“SEC”). Although CPI Card Group Inc. believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained under the captions “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2015 filed with the SEC on March 24, 2016. CPI Card Group Inc. undertakes no obligation to update or revise any of its forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

CPI Card Group Inc. Investor Relations

William Maina

(877) 369-9016

InvestorRelations@cpicardgroup.com

or

CPI Card Group Inc. Media Relations

Media@cpicardgroup.com